Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Second Amendment”) is made and entered into as of this 6th day of January, 2026, by and between GSD FLOWERFIELD LLC, a New York limited liability company (“Seller”) and B2K AT SMITHTOWN LLC, a New York limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to that certain Purchase Agreement dated July 30, 2025, as amended from time to time (the “Purchase Agreement”), whereby Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, an approximately forty-nine (49) acre portion of the Gyrodyne campus in St. James, New York, generally shown as proposed lots 4, 5, 6, 7 and 8 on the Preliminary Subdivision Map (the “Premises”); and

WHEREAS, Seller and Purchaser desire to amend and modify the Purchase Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.    Sanitary Flow Chart. The parties agree that the sanitary flow chart annexed hereto as Exhibit “A” shall become the Flow Chart, as defined in the Purchase Agreement as Exhibit “E”. For the sake of clarity, with the exception of the sanitary flow allocated to Lots 1, 2 and 3, all remaining available sanitary flow shall be allocated towards Purchaser for its exclusive use.

2.    On-Site Improvements. Section 21.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following language:

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EXHIBIT 10.1

21.3 The subdivision of the Overall Property will necessarily require the construction and subsequent maintenance of certain common facilities, including but not limited to: interior roadways/walkways/curbing/sidewalks, drainage facilities, lighting, landscaping, retaining walls, water supply system and utilities (collectively, “Common Facilities”) and off-site improvements (collectively, “Offsite Improvements”), including, without limitation, installation of traffic light, addition of turning lane, and improvement of intersection of Route 25A and Stony Brook Road as detailed on EXHIBIT “H” annexed hereto and made a part hereof. Purchaser shall, at Purchaser’s sole cost and expense, construct all Common Facilities and Offsite Improvements including, without limitation, those which are (i) located on the Premises, (ii) necessary for the development of Purchaser’s Project and/or required for the development of Purchaser’s Project, [****]. Notwithstanding Purchaser’s obligation to construct all Common Facilities and Offsite Improvements, Seller shall provide Purchaser with a credit to the Purchase Price at Closing equal to $1,520,222.00 (“Seller’s On-Site Improvement Contribution Amount”), which amount is intended to cover only those expenses with respect to (i) Lot 1 (Industrial Buildings B, C, & D) [****] (ii) Lot 3 (Industrial Building A) [****], however, Seller’s On-Site Improvement Contribution Amount shall not be increased should additional work and/or improvements be required. Purchaser shall perform construction of all Common Facilities and Offsite Improvements, in conjunction with construction of Purchaser’s Project, with reasonable diligence, subject to force majeure. Seller shall, at no cost to Seller, use commercially reasonable efforts to cooperate with Purchaser and its agents in permitting reasonable access to the balance of the Overall Property owned by Seller to complete the construction of the Common Facilities and Offsite Improvements, provided that Purchaser shall not unreasonably interfere with the business of Seller and/or its tenants. Purchaser shall comply with the notice, insurance, and indemnity requirements set forth in Section 3.2 herein in connection with the construction of the Common Facilities and Offsite Improvements and shall ensure all work is completed lien-free, in accordance with the approved plans, and in a good and workmanlike manner. Purchaser hereby indemnifies and shall protect, defend, save, and hold Seller forever harmless from and against any claims, judgements, costs, expenses, liabilities, damages, and the like arising, relating to, or otherwise in connection with Purchaser’s construction of the Common Facilities and Offsite Improvements or Purchaser’s failure to complete the Common Facilities and/or Offsite Improvements. The maintenance and repair of the Common Facilities and Offsite Improvements shall be governed by a Property Owner’s Association Declaration of Covenants, Restrictions, Easements, and Charges (“POA Declaration”) in a form to be agreed upon by the parties during the [****] STP Agreement Period and to be annexed hereto and made a part hereof as EXHIBIT “I”. Seller shall cause the POA Declaration to be recorded at or prior to the Closing. Purchaser and Seller shall each be responsible to pay its proportionate share (based on acreage) of the cost of the maintenance, repair, and/or replacement of the Common Facilities in accordance with the terms, covenants, and conditions of the POA Declaration.

3.    [****]

4.    Common Facilities and Offsite Improvements Exhibit. The parties agree that Exhibit “B” attached hereto shall hereby become Exhibit “H” – Common Facilities and Offsite Improvements under the Purchase Agreement.

5.    Investigation Period. The parties hereby acknowledge and agree that the Investigation Period (as defined in the Purchase Agreement), as extended, has expired. Purchaser’s right to terminate the Purchase Agreement set forth in Section 3.1(D) of the Purchase Agreement is hereby null and void and of no further force nor effect.

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6.    Title Objections. [****] delivered that certain letter, dated December 15, 2025, which served as Purchaser’s title objection notice pursuant to Section 1.2 of the Purchase Agreement. On December 19, 2025, Seller’s attorney responded to Purchaser’s title objections by letter from Michelle L. Stieglitz, a copy of which is annexed hereto and made a part hereof as Exhibit “E” (“Seller’s Response Notice”). Purchaser hereby acknowledges receipt and accepts Seller’s responses set forth in Seller’s Response Notice. Seller shall not be obligated to take any action other than those certain acts Seller agreed to take in Seller’s Response Notice, or as otherwise expressly required under the Purchase Agreement. Notwithstanding the foregoing, Seller and Purchaser shall have until 5:00pm New York time on February 5, 2026 to [****] agree [****] to reasonable modifications to [****] certain Declaration of Covenants and Restrictions [****] In the event Seller, Purchaser, and [****] are unable to agree, in writing, to the [****]Covenant Modifications, in form and substance reasonably satisfactory to Purchaser, in Purchaser’s sole (but commercially reasonable) discretion and at no cost to Purchaser, on or before 5:00pm New York time on February 5, 2026, then in such event Purchaser shall have the right to terminate this Agreement no later than 5:00pm New York time on February 6, 2026, time being of the essence, upon written notice to Seller, in which event any Report (as defined in the Purchase Agreement) prepared in connection with the transaction contemplated by the Purchase Agreement, as amended hereby, shall be delivered to Seller, the Initial Deposit shall be returned to Purchaser, and the Purchase Agreement, as amended hereby, shall be deemed null and void and the parties hereto shall be relieved of all further obligations and liabilities except as otherwise expressly set forth in the Purchase Agreement. In the event Purchaser does not exercise its right to terminate the Purchase Agreement, as amended hereby, in accordance with this Paragraph 6, Purchaser shall be deemed to have accepted the [****] Covenant as recorded. Any notice purporting to terminate the Purchase Agreement, as amended hereby, pursuant to the provisions of this Paragraph 6 after 5:00pm New York time on February 6, 2026 shall be deemed null and void and of no force and effect.

7.    Miscellaneous.

(a)         Except as otherwise expressly set forth herein, all other terms and conditions of the Purchase Agreement are ratified, confirmed and remain in full force and effect.

(b)         This Second Amendment may be executed in one or more counterparts, and may be transmitted by email, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)         This Second Amendment and the rights, powers and duties set forth herein shall be binding upon the parties hereto, their respective heirs, estate, legal representatives, trustees, successors in trust, beneficiaries, successors and assigns.

(d)         This Second Amendment can only be amended in writing executed by all of the parties hereto.

(e)         To the extent of any conflict between the terms of the Purchase Agreement and the terms of this Second Amendment, the terms and conditions of this Second Amendment shall supersede and prevail.

[The remainder of this page is intentionally left blank. The signature page follows.]

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EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date Second written above.

SELLER:	GSD FLOWERFIELD LLC

By:
Name:
Title:

PURCHASER:	B2K AT SMITHTOWN LLC

By:
Name:
Title:

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EXHIBIT 10.1

Exhibit “A”

EXHIBIT E – SANITARY FLOW CHART

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EXHIBIT 10.1

Exhibit “B”

EXHIBIT H – COMMON FACILITIES AND OFFSITE IMPROVEMENTS

(ATTACHED)

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EXHIBIT 10.1

Exhibit “C”

ON SITE IMPROVEMENTS – LOT 1 (Industrial Buildings B, C, & D)

[****]

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EXHIBIT 10.1

Exhibit “D”

ON SITE IMPROVEMENTS – LOT 3 (Industrial Building A)

[****]

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EXHIBIT 10.1

Exhibit “E”

Seller’s Response Notice

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EXHIBIT 10.1

CERTILMAN BALIN
ATTORNEYS

90 Merrick Avenue, 9th Floor
East Meadow, NY 11554
Phone: 516.296.7000 • Fax: 516.296.7111
www.certilmanbalin.com

Michelle L. Stieglitz
Partner
Direct Dial 516.296.7004
mstieglitz@certilmanbalin.com

December 19, 2025

VIA FEDERAL EXPRESS AND E-MAIL (skrieger@b2kdev.com, dburman@b2kdev.com, cmasheb@b2kdev.com, ncappadora@b2kdev.com)
B2K Smithtown LLC
c/oB2K Development LLC
300 Jericho Turnpike, Suite 100
Jericho, New York 11753
Attention: Steven Krieger and David Burman

B2K Development LLC
300 Jericho Turnpike, Suite 100
Jericho, New York 11753
Attention: Craig Masheb, Esq. and Nicholas J. Cappadora, Esq.

Re: GSD Flowerfield LLC ("**Seller**")
to B2K Smithtown LLC ("**Purchaser**")

Premises: Approximately 49.30 acres of real property
St. James, New York

Gentlemen:

We are in receipt of Nicholas J. Cappadora's letter, dated December 15, 2025, which served as Purchaser's title objection notice ("**Purchaser's Objection Letter**") pursuant to that certain Purchase and Sale Agreement, dated July 30, 2025, as amended from time to time (the "**Purchase Agreement**"), by and between Seller and Purchaser. All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. This letter shall serve as Seller's response to Purchaser's Objection Letter. Pursuant to the Purchase Agreement, Seller shall have until the Closing Date to cure any of the following objections which Seller agrees to attempt to cure herein. References herein to "**Exceptions**" shall refer to the corresponding numbered exceptions listed in the Commitment for Title Insurance, issued by BSD Land Services LLC (the "**Title Company**"), as agent for First American Title Insurance Company, as Title No. BSD-016378, dated September 9, 2025 (the "**Title Report**").

Certilman Balin Adler & Hyman, LLP
Nassau Office: East Meadow, NY 11554

8735117.2

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CERTILMAN BALIN
ATTORNEYS

Seller hereby responds to Purchaser's Objection Letter as follows:

1. **Schedule A – Legal Description**: Purchaser must accept the legal description of the Premises. In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Seller will not address any objections to the legal description raised following the date hereof, Purchaser shall accept title subject thereto, and Purchaser shall not terminate the Purchase Agreement as a result thereof.

2. **Schedule B-I, Nos. 1, 2, 7, 8, and 9**: Seller shall comply with the closing requirements set forth in Schedule B-I items 1, 2, 7, 8, and 9 at Closing.

3. **Schedule B-I, No. 6 and Schedule B-II, Nos. 3, 4, 7, and 8**: Purchaser must accept the legal description of the Premises and all easements of record. In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Seller will not address any objections to the legal description and/or any easements, covenants, restrictions and the like raised following the date hereof, Purchaser shall accept title subject thereto, and Purchaser shall not terminate the Purchase Agreement as a result thereof.

4. **Schedule B-II, No. 1**: Seller shall deliver an affidavit in reasonable form at Closing confirming that the Premises are vacant and free of tenancies.

5. **Schedule B-II No. 2**: Real estate taxes and assessments, if any, which are due and payable prior to the Closing Date shall be paid by Seller. Notwithstanding the foregoing, Seller reserves the right to only pay those taxes which are due in installments if the taxes would accrue interest and penalties if not paid prior to Closing. At Closing, the parties will adjust for real estate taxes and assessments, if any, pursuant to the terms of the Purchase Agreement. There are no water meters on the Premises and, therefore, Seller shall take no action in connection with water on the Premises.

6. **Schedule B-II, No. 5**: Seller shall obtain a release of the Premises from the lien of those certain mortgages which affect the Premises at Closing. In no event shall Seller be required to satisfy such mortgages.

7. **Schedule B-II, Nos. 6(a), 6(b), 6(c), 6(e), 6(f), 6(g), and 6(h)**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall be deemed to have accepted any and all easements, covenants, restrictions, and the like and Purchaser shall not terminate the Purchase Agreement as a result thereof. Seller will not address any objections to any easements, covenants, restrictions and the like raised following the date hereof, Purchaser shall

CERTILMAN BALIN ADLER & HYMAN, LLP
NASSAU OFFICE: EAST MEADOW, NY 11554

8735117.2

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CERTILMANBALIN
ATTORNEYS

accept title subject thereto, and Purchaser shall not terminate the Purchase Agreement as a result thereof.

8. **Schedule B-II, No. 6(d)**: Seller shall provide the Title Company with an affidavit at Closing which sets forth that that certain Lease Agreement made by and between Gyrodyne Company of America, Inc., as lessor, and Joseph Barbato, John Barbato, and Nicholas Barbato, a co-partnership doing business as Barbato Bros., as lessee, has expired by, or otherwise been terminated in accordance with, the terms of such Lease Agreement. Seller shall take no further action in connection therewith.

9. **Schedule B-II, No. 9**: Seller shall obtain a partial release of the Premises from the lien of UCC-1 Financing Statement filed 4/10/2018 as File No. U20180002373, as continued by U20230001954 filed 2/13/2023. In no event shall Seller be required to terminate such UCC-1.

10. **Schedule B-II No. 10**: There are no water meters on the Premises and, therefore, Seller shall take no action in connection with water on the Premises.

11. **Certificate of Occupancy Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Certificate of Occupancy Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

12. **Street/Highway Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Street/Highway Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

13. **Housing and Building Violations Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Housing and Building Violations Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

14. **Fire Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Fire Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

CERTILMAN BALIN ADLER & HYMAN, LLP
NASSAU OFFICE: EAST MEADOW, NY 11554

8735117.2

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ATTORNEYS

15. **Emergency Repairs Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Emergency Repairs Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

16. **Sewer Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Sewer Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

17. **Air Resources Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Air Resources Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

18. **Oil Burner Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Oil Burner Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

19. **Board of Health Search**: In the event Purchaser does not elect to terminate the Purchase Agreement on or before the Investigation Period Notice Date, Purchaser shall waive its right to raise objections set forth on the Board of Health Search, Purchaser shall accept title subject thereto, and Purchaser shall not have a right to terminate the Purchase Agreement as a result thereof.

Should you have any questions, feel free to contact my office.

Very truly yours,

Michelle L. Stieglitz

MICHELLE L. STIEGLITZ

cc: GSD Flowerfield LLC (*via email only*)
Howard M. Stein, Esq. (*via email only*)

CERTILMAN BALIN ADLER & HYMAN, LLP
NASSAU OFFICE: EAST MEADOW, NY 11554

8735117.2

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CERTILMANBALIN
ATTORNEYS

J. Timothy Shea, Esq. (*via email only*)

CERTILMAN BALIN ADLER & HYMAN, LLP
NASSAU OFFICE: EAST MEADOW, NY 11554

8735117.2

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